LOAN AGREEMENT
        THIS AGREEMENT (“Agreement”), is dated as of October 17, 2022 and is made by and between SKYE BIOSCIENCE, INC., a Nevada corporation (“SKYE” or the “Borrower”), and EMERALD HEALTH THERAPEUTICS, INC., a company incorporated in British Columbia, Canada (“EHT” or the “Lender”).
WHEREAS, on May 11, 2022, EHT and SKYE entered into an Arrangement Agreement, as amended on June 14, 2022, July 15, 2022 and October 14, 2022 (the “Arrangement Agreement”) pursuant to which Skye will acquire all of the issued and outstanding common shares of EHT pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”);
        WHEREAS, the Lender has agreed to make a short-term working capital loan to the Borrower; and
        WHEREAS, the parties desire to establish the terms and conditions applicable to said loan;
        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement and subject to the terms and conditions set forth in this Agreement, the parties hereby agree as follows:
SECTION 1. THE LOAN
1.1.     Loan Amount. The Lender agrees to loan to the Borrower the amount of Seven Hundred Thousand US Dollars ($700,000 USD) (the “Loan”), which Loan shall be evidenced by a Note in the form attached hereto as Exhibit “A” (the “Note”). The Loan shall be made on the terms and conditions set forth herein and in the Note. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the Note, the terms of the Note shall control.
1.2.     Disbursement of the Loan. The proceeds of the Loan shall be fully disbursed to the Borrower within five (5) business days of the execution of this Agreement.
1.3.     Use of Proceeds. The Borrower shall use the proceeds of the Loan for general working capital purposes. Without the written permission of the Lender, the Borrower shall not directly or indirectly use any of the proceeds of the Loan for the repayment or retirement of indebtedness of the Borrower or for the payment of any amount due under the Arrangement Agreement. The Borrower represents and warrants that it is not under any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants to the Lender as follows:
2.1.     Capacity. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Borrower possesses all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a material adverse effect on the Borrower.
2.2.     Authority. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Borrower’s certificate of incorporation or by-laws.
2.3.     No Consent Required. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note which has not been duly made or obtained, except those (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrower hereunder the performance of which is not yet due and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.
2.4.     Execution, Delivery and Performance. This Agreement and the Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.
2.5.     Taxes. The Borrower has duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a material adverse effect on the Borrower, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Borrower.
2.6. Arrangement Agreement. The Borrower is in compliance in all material respects with all of its obligations under the Arrangement Agreement and the representations and warranties of the Borrower set forth in the Arrangement Agreement are true and correct in all material respects as at the date of this Agreement except (a) representations and warranties made as at a specified date, the accuracy of which shall be determined as at that specified date; (b) as affected by transactions contemplated or permitted by the Arrangement Agreement or otherwise consented to by the Lender; and (c) as set out in any document or instrument filed by the Borrower under applicable United States federal securities laws and posted on EDGAR prior to the date hereof.
2.7.     Disclosure. The Borrower is not aware of any facts or circumstances which have not been disclosed in this Agreement or in the documents referred to in, or furnished to the Lender pursuant to, this Agreement which should be disclosed to Lender in order to make any of the representations in this SECTION 2 not materially misleading.
SECTION 3. REPRESENTATIONS OF LENDER
3.1 Authorization. Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by Lender, will constitute Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.
3.2 Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Borrower, which Lender confirms by executing this Agreement, that the Note will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.
3.3 Disclosure of Information; Non-Reliance. Lender acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of the Securities. Lender confirms that the Borrower has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, Lender is not relying on the advice or recommendations of the Borrower and Lender has made its own independent decision that the investment in the Securities is suitable and appropriate for Lender. Lender understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.
3.4 Investment Experience. Lender acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.
3.5 Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Lender agrees to furnish any additional information requested by the Borrower to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.
3.6 Restricted Securities. Lender understands that the Securities have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Lender’s representations as expressed herein. Lender understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Lender must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Lender acknowledges that the Borrower has no obligation to register or qualify the Securities for resale, and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Borrower which are outside of Lender’s control, and which the Borrower is under no obligation, and may not be able, to satisfy.
3.7 No Public Market. Lender understands that no public market now exists for the Notes and that the Borrower has made no assurances that a public market will ever exist for the Notes.
3.8 No General Solicitation. Lender, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Lender acknowledges that neither the Borrower nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
3.9 Foreign Investors. If Lender is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Lender’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Lender’s jurisdiction. Lender acknowledges that the Borrower has taken no action in foreign jurisdictions with respect to the Securities.
SECTION 4. COVENANTS OF BORROWER
The covenants of and restrictions imposed on the Borrower pursuant to this SECTION 4 shall continue in full force and effect until such time as the entire principal balance of the Note and all accrued interest thereon has been paid in accordance with its terms.
4.1.     Preservation Of Corporate Existence, Compliance With Laws, Etc. The Borrower shall preserve and maintain its corporate existence and rights (charter and statutory) and shall comply in all material respects, with all applicable laws, rules, regulations and orders (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings).
4.2.     Books And Records. The Borrower shall keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each subsidiary in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner that does not, under generally accepted accounting principles or public reporting requirements applicable to the Borrower, either require disclosure in the consolidated financial statements of the Borrower and its consolidated subsidiaries or require the consent of the accountants which report on such financial statements for the fiscal year in which such change shall have occurred, or (iii) applied in a changed manner not covered by clause (ii) above provided such change shall have been disclosed to the Lender and shall have been consented to by the accountants which report on the consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal year in which such change shall have occurred.
4.3.     Limitation on Dividends and Distributions. Neither the Borrower nor any subsidiary of the Borrower other than a wholly-owned subsidiary, shall (i) declare or pay any dividends on any class of its capital stock; (ii) directly or indirectly or through any subsidiary or affiliate purchase, redeem or retire any of its capital stock or warrants or options for capital stock; or (iii) make any other distribution of any kind or character in respect of its capital stock.
4.4.     Other Negative Covenants. The Borrower will not, unless the Lender shall otherwise consent in writing:
(a)     Liens, Etc. (i) Create, assume or suffer to exist, or permit any subsidiary to create, assume or suffer to exist, any liens upon or with respect to any of the equity interests in any subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any subsidiary to create or assume, any liens or security interest upon or with respect to any other assets material to the consolidated operations of the Borrower and its consolidated subsidiaries taken as a whole securing the payment of Loan.
(b)     Loan, Etc. Create, assume or suffer to exist, or permit any of its consolidated subsidiaries to create, assume or suffer to exist, any indebtedness for borrowed money.
(c)     Sale, Etc. Of Assets. Sell, lease or otherwise transfer, or permit any subsidiary to sell, lease or otherwise transfer, assets constituting all or substantially all of the consolidated assets of the Borrower and its subsidiaries.
(d) Compliance with Arrangement Agreement. Fail to comply in any material respect with its covenants as set out in the Arrangement Agreement.
SECTION 5. EVENTS OF DEFAULT
5.1.     Events of Default. The following events shall be deemed to be “Events of Default” under this Agreement and the Note:
(a)     Any representation or warranty made or deemed made by the Borrower herein shall prove to have been incorrect and such failure to be so correct would have a material adverse effect on Borrower; or
(b)     Non-payment by the Borrower (i) of the principal of the Loan when due, or (ii) any interest, fees, expenses or other amounts payable under this Agreement or the Note within ten days of the due date thereof; or
(c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender; or
(d)     (i) The Borrower or any subsidiary shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Borrower or any such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against the Borrower or any such subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Borrower or any such subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (c); or
(e)     Any judgment or order for the payment of money in excess of US$100,000 and either (i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect.
5.2.     Effect of Event of Default. Upon the occurrence of any Event of Default, the Lender may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.
SECTION 6. MISCELLANEOUS
6.1.     Amendments, Etc. An amendment or waiver of any provision of this Agreement or the Note, or a consent to any departure by the Borrower therefrom, shall be effective against the Lender and the holder of the Note if, but only if, it shall be in writing and signed by the Lender, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given
6.2.     Notices, Etc. All notices and other communications given or made pursuant to this Agreement shall be in writing and addressed to the appropriate party at the address for such party shown on the signature page to this Agreement for such party, or at other such address as such party shall have designated by written notice delivered to the party giving such notice. Notice shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.
6.3.     No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
6.4.     Costs and Expenses; Indemnity. Each party hereto shall pay all fees and out-of-pocket expenses incurred by it in connection with the preparation, execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder.
6.5.     Binding Effect. This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.
6.6.     Assignments. The Lender may assign to any person all or any portion of its rights and obligations under this Agreement and/or the Note.
6.7.     Consent to Jurisdiction. The Borrower and Lender hereby irrevocably submits to the jurisdiction of California State or Federal court located within the boundaries of the United States District Court for the Southern District of California and any appellate court from any thereof in any action or proceeding by the Borrower or Lender or the holder of the Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Note. The Borrower and Lender hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court.
6.8.     Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of California.

6.9.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
6.10.     WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.11 Effect on Arrangement Agreement. Each of Lender and Borrower consent to the transactions contemplated by this Agreement.
[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER EMERALD HEALTH THERAPEUTICS, INC. BY: /s/ Mohammed Jiwan —————————————— Mohammed Jiwan COO Address: Attn: Email: [●]

BORROWER SKYE BIOSCIENCE, INC. BY: /s/ Punit Dhillon —————————————— Punit Dhillon CEO Address: Attn: Email: [●]

EXHIBIT A
SKYE BIOSCIENCE, INC.
PROMISSORY NOTE

October 17, 2022
FOR VALUE RECEIVED, SKYE BIOSCIENCE, INC., a Nevada corporation (“Borrower”), promises to pay to the order of EMERALD HEALTH THERAPEUTICS, INC., a company incorporated in British Columbia, Canada, or the subsequent holder of this Note (“Holder”), the principal amount of Seven Hundred Thousand US Dollars (US$700,000) (the “Loan”), plus simple interest thereon from the date hereof until paid, at an interest rate, calculated on the basis of a 365-day year, of 12% per annum, provided however, that (a) upon closing of the plan of arrangement provided for in the Arrangement Agreement dated May 11, 2022 (as subsequently amended) between the Borrower and the Lender (the "Arrangement Agreement") such interest rate will be reduced to 5% per annum; and (b) from and after an Event of Default (as set forth in the Loan Agreement, as hereinafter defined), interest shall accrue at the Default Rate (as hereinafter defined). The entire outstanding principal amount of the Loan and applicable interest accrued shall be due and payable in full on the earlier of (a) October 17, 2023 (b) December 31, 2022, in the case that the Arrangement Agreement is terminated, or (c) such earlier date as the Loan may become due and payable in accordance with the terms of this Note and the Loan Agreement (such earliest date, the "Maturity Date").
This Note is issued pursuant to the terms set forth in that certain Loan Agreement of even date herewith between the Borrower and the Holder (the “Loan Agreement”), to which reference is made for additional rights and obligations of the Holder and the Borrower applicable to the Loan and this Note. The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:
SECTION 1. DEFINITIONS.
As used in this Note, the following terms, unless the context otherwise requires, have the following meanings (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement):
1.1.     “Default Rate” shall mean the lesser of (i) the applicable interest rate hereunder plus five percent (5%) or (ii) the maximum rate permitted by applicable law.
1.2.     “Holder” shall mean any person who shall at the time be the holder of this Note.
SECTION 2. EVENTS OF DEFAULT.
Upon the occurrence of any Event of Default as set forth in the Loan Agreement, the Borrower shall be entitled to the rights and remedies described in the Loan Agreement.
SECTION 3. TRANSFER OF THE NOTE.
This Note, nor any participation therein or right to acquire the same, may be sold or transferred, or assigned without the consent of the Borrower.

SECTION 4. MISCELLANEOUS.
6.1.     Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Borrower and the Holder.
6.2.     Replacement. Upon receipt of evidence reasonably satisfactory to the Borrower (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Borrower or, in the case of such mutilation upon surrender of this Note, the Borrower will at its expense execute and deliver in lieu of this Note a new Note of like kind representing the terms and provisions represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.
6.3.     Governing Law. This Note shall be governed by the laws of the State of California in the United States of America applicable to contracts between California residents wholly to be performed in California.
6.5.     Fees. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.
[Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first above written.

HOLDER EMERALD HEALTH THERAPEUTICS, INC. BY: —————————————— Mohammad Jiwan COO

BORROWER SKYE BIOSCIENCE, INC. BY: —————————————— Punit Dhillon CEO